MICHIGAN FINANCIAL CORPORATION




INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P. O. BOX 2508
CINCINNATI, OH 45201

Date:  MAY 05, 1995                              Employer Identification Number:
                                                       38-2011532
                                                 File Folder Number:
MICHIGAN FINANCIAL CORPORATION                         380015068
C/O STEPHEN J. LOWNEY                            Person to Contact:
FOSTER, SWIFT, COLLINS & SMITH, PC                     CATHERINE WAITE
313 SOUTH WASHINGTON SQUARE                      Contact Telephone Number:
LANSING, MI 48933-2193                                 (513) 684-3079
                                                 Plan Name:
                                                       EMPLOYEE SAVINGS AND
                                                       STOCK OWNERSHIP PLAN
                                                 Plan Number:  002

Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination letter is applicable for the amendment(s) adopted on November 21, 1994.

         This plan is an employee stock ownership plan with a cash or deferred arrangement described in Code Section 401(k).

         This plan satisfies the requirements of Code Section 4975(e)(7).

         This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

         This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

         This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.


MICHIGAN FINANCIAL CORPORATION


         This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

         This plan also satisfies the requirements of section 1.401(a)(4)-4(b) of the regulations with respect to the specific benefits, rights, or features for which you have provided information.

         This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                             Sincerely yours,

                                             /s/ C. ASHLEY BULLARD

                                             C. Ashley Bullard
                                             District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans